                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                   TORTOISE ENERGY INFRASTRUCTURE CORPORATION
             (Exact name of registrant as specified in its charter)

                  Maryland                               20-0384222
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

10801 Mastin Boulevard, Suite 222 Overland Park, Kansas    66210
(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                  Name of each exchange on which
         to be so registered                  each class is to be registered

    Common Stock, $0.001 Par Value               New York Stock Exchange

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A(c), check the following box. |X|

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:
333-110143

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     The  description  of the  Registrant's  Common Stock,  $0.001 par value per share, registered hereunder is incorporated by reference from the description of the Registrant's Common Stock set forth under the caption "Description of Shares
— Common  Shares" in the Registration  Statement on Form N-2 (Registration  Nos.
333-110143  and  811-21462) filed by the  Registrant  with the  Securities  and
Exchange  Commission,  as amended,  including any form of Prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits.

     Not Applicable

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                                    SIGNATURE

     Pursuant to the  requirements of Section 12 of the Securities  Exchange Act of 1934, as amended, the Registrant has duly caused this Registration  Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      TORTOISE ENERGY INFRASTRUCTURE CORPORATION

                                      By:  /s/ David J. Schulte
                                         ---------------------------------------
                                      David J. Schulte
                                      Chief Executive Officer

Date:  February 18, 2004

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